ALT5 SIGMA CORPORATION ANNOUNCES RECORD DATE FOR ALYEA THERAPEUTICS CORPORATION TRANSACTION
LAS VEGAS, NEVADA / ACCESS Newswire / May 21, 2025 / ALT5 Sigma Corporation (the “Company” or “ALT5”) (NASDAQ: ALTS)(FRA: 5AR1), a fintech, providing next generation blockchain-powered technologies for tokenization, trading, clearing, settlement, payment, and safe-keeping of digital assets, today announces June 2, 2025 as the record date for the previously announced transaction involving further steps in the Company’s formal separation of its healthcare assets, known as Alyea Therapeutics Corporation (“Alyea”). As previously announced, the Company has decided to separate its healthcare and fintech segments to allow each entity to concentrate on its unique business needs.
The Company expects that it will announce the scope and method of a partial or full disposition of its interests in Alyea, whether as a split-off or a spin-off or another related transaction, later this year, but wanted to provide its stakeholders and the market with a specific record date for such transaction. All record and beneficial holders of equity in the Company and all holders of equity underlying various securities of the Company on the record date, where applicable, will be able to participate in the distribution of Alyea in a transaction, the details of which are yet to be announced. No vote of the equity holders of the Company is required as of the date of this press release or as of the record date. The Company will advise its stakeholders and the market if a vote of the “record date security holders” of the Company will be required in connection with an Alyea distribution.
About ALT5 Sigma Corporation
ALT5 Sigma Corporation (NASDAQ:ALTS)(FRA:5AR1) is a fintech, providing next generation blockchain-powered technologies for tokenization, trading, clearing settlement, payment and safe keeping of digital assets. The Company is one of the constituents of the Russell Microcap Index, as of June 28, 2024.
Founded in 2018, ALT5 Sigma, Inc. (a wholly owned subsidiary of ALT5 Sigma Corporation), provides next-generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT5 Sigma, Inc., through its subsidiaries, offers two main platforms to its customers: "ALT5 Pay" and "ALT5 Prime." ALT5 Sigma has processed over $5 billion USD in cryptocurrency transactions since inception.
ALT5 Pay is an award-winning cryptocurrency payment gateway that enables registered and approved global merchants to accept and make cryptocurrency payments or to integrate the ALT5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT5 Pay's checkout widgets and APIs. Merchants have the option to convert to fiat currency(s) automatically or to receive their payment in digital assets.
ALT5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT5 Prime is available through a browser-based access mobile phone application named "ALT5 Pro" that can be downloaded from the Apple App Store, from Google Play, through ALT5 Prime's FIX API, as well as through Broadridge Financial Solutions' NYFIX gateway for approved customers.
The Company is working on the separation of our biotech business that will move forward under "Alyea Therapeutics Corporation." Through its biotech activities, the Company is focused on bringing to market drugs with non-addictive pain-relieving properties to treat conditions that cause
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chronic or severe pain. Our patented product, a novel formulation of low-dose naltrexone (JAN123), is being initially developed for the treatment of Complex Regional Pain Syndrome (CRPS), an indication that causes severe, chronic pain generally affecting the arms or legs. The FDA has granted Jan123 Orphan Drug Designation for treatment of CRPS.
About Alyea Therapeutics Corporation
Alyea, an ALT5 company, is developing innovative, actionable solutions intended to help end the opioid crisis. Alyea is dedicated to funding resources toward innovation, technology, and education to find a key resolution to the national opioid epidemic, which is one of the deadliest and most widespread in the nation’s history. Its drugs in the clinical trial pipeline have shown promise for their innovative targeting of the causes of pain as a strategic option for physicians averse to exposing patients to addictive opioids.
Forward Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the profitability and prospective growth of ALT5’s platforms and business, that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion. This press release also contains general statements relating to risks that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies. This press release also contains statements that are forward-looking in respect of the expected future partial or full disposition of the Company’s interests in Alyea without specific=ty of the scope or methods thereof.
Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.
Media Contact Investor Relations
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IR@alt5sigma.com
1-800-400-2247
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